UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2017

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661-2224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

An annual meeting (“Annual Meeting”) of the stockholders of Bone Biologics Corporation, a Delaware corporation (the “Company”), was held on June 5, 2017. The Company filed its definitive proxy statement in connection with the Annual Meeting with the Securities and Exchange Commission on May 5, 2017 (which can be viewed at: www.sec.gov). The Company’s stockholders considered the following proposals at the Annual Meeting:

●	Proposal I: A proposal to elect Stephen LaNeve, Bruce Stroever, John Booth and Jimmy Delshad to the Company’s Board of Directors; and

●	Proposal II: A proposal to approve on an advisory basis the compensation of the Company’s named executive officers.

Voting Results

Proposal I: The election of each of Stephen LaNeve, Bruce Stroever, John Booth and Jimmy Delshad was approved as follows: 33,786,265 “FOR” votes, 0 “WITHHELD” votes, and 5,042,342 “NON VOTES”;

Proposal II: Approval of Executive Compensation was approved with 31,844,792 “FOR” votes, 1,941,473 “AGAINST” votes and 0 “ABSTAIN” votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2017	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LaNEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

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